Exhibit 99.1

News

Contacts:
Media:
Sheryl Williams
610.738.6493
swilliam@cephalon.com

Investors:
Robert (Chip) Merritt
610.738.6376
cmerritt@cephalon.com

For immediate release

Cephalon Announces Strong Third Quarter Financial Results

Company Also Announces Agreement in Principle with U.S. Attorney’s Office;

Earnings Exceed Company Guidance;

Company Again Increases 2007 Earnings Guidance and

Introduces 2008 Guidance

Frazer, Pa. – November 8, 2007 – Cephalon, Inc. (Nasdaq: CEPH) today reported third quarter 2007 sales of $428.7 million, compared to adjusted sales of $457.2 million for the third quarter of 2006 and within the company’s previously issued guidance. Basic loss per common share for the third quarter of 2007 was $4.58. Excluding the settlement reserve increase, amortization expense and certain other items, basic adjusted income per common share during the quarter was $1.08, which compares to $1.71 for the third quarter of 2006 and exceeds the high end of the company’s guidance range of $0.85 to $0.95.

During the third quarter, central nervous system (CNS) franchise sales increased 9 percent to $230.9 million and the pain franchise reported strong sales of $121.8 million, a decrease of only 33 percent despite generic competition to ACTIQ®. Sales of other products were $76.0 million, an increase of 20 percent over the same period last year.

The company also announced that it has reached an agreement in principle with the U.S. Attorney’s Office in Philadelphia and the U.S. Department of Justice with respect to the previously disclosed investigation of the company’s sales and marketing practices. The company expects to pay $425 million as part of a comprehensive settlement of Federal and related state Medicaid claims. The company has increased its existing financial reserves for this matter accordingly. In addition, the company will agree to a single misdemeanor violation of the

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

U.S. Food, Drug, and Cosmetic Act and will enter into a corporate integrity agreement with the Office of Inspector General of the U.S. Department of Health and Human Services. The terms of the settlement are subject to the final negotiation and execution of definitive agreements. The previously disclosed investigation by the Connecticut Attorney General is ongoing.

“We are pleased with the strong financial performance we delivered in the third quarter of 2007,” said Frank Baldino, Jr., Ph.D., Chairman and CEO. “We also are launching this month our latest product, AMRIX™, a once daily extended release muscle relaxant, and are excited about the continued development of our oncology business with TREANDA®.”

Dr. Baldino continued, “We look forward to finalizing our settlement with the U.S. Attorney’s Office. We have always taken seriously our responsibility to conduct our business in accordance with both the letter and spirit of the law. Over the past few years, we have devoted substantial resources to continually enhancing our compliance program and have built a strong foundation for our ongoing compliance efforts.”

Based on the strong third quarter financial results announced today, the company is reiterating its guidance for 2007 total sales of $1.675 – $1.725 billion, and increasing its basic adjusted income per common share guidance from $4.40 – $4.50 per share to $4.45 – $4.55 per share.

Basic adjusted income per common share guidance for the full-year 2007 and 2008 is reconciled below and is subject to the assumptions set forth therein.

Cephalon is introducing 2008 sales guidance of $1.80 – $1.85 billion. This includes CNS franchise sales of $975 – $1,000 million, pain franchise sales of $500 – $525 million, which will include sales of AMRIX™ (cyclobenzaprine hydrochloride extended-release capsules), oncology franchise sales of $110 – $120 million, and other product sales of $190 – $205 million. SG&A and R&D guidance for 2008 are $710 – $730 million and $340 – $360 million, respectively.

The company also is introducing adjusted net income guidance for 2008 of $344 – $351 million and 2008 basic adjusted income per common share guidance of $5.10 – $5.20.

Cephalon’s management will discuss the company’s third quarter 2007 performance in a conference call with investors beginning at 5:00 p.m. U.S. EST on Thursday, November 8, 2007. To participate in the conference call, dial +1-913-981-5543 and refer to conference code number 6083046. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Investor Information,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. Cephalon has delivered

2

a seven-year compound annual growth rate (CAGR) through 2006 greater than 75% and 2006 revenue of $1.760 billion.  A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company’s proprietary products in the United States include: PROVIGIL® (modafinil) Tablets [C-IV], FENTORA® (fentanyl buccal tablet) [C-II], TRISENOX® (arsenic trioxide), AMRIX, VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), and ACTIQ® (oral transmucosal fentanyl citrate) [C-II]. The company also markets numerous products internationally. Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval, including with respect to TREANDA; manufacturing development and capabilities; market prospects for its products, including with respect to AMRIX; sales, adjusted net income and basic adjusted income per common share guidance for 2007 and 2008; and other statements regarding matters that are not historical facts, including the Company’s position and expected performance in 2007 and 2008, the final resolution or outcome of the ongoing investigations by the U.S. Attorney’s Office and the Office of the Connecticut Attorney General and the final amount of any settlement and/or fines related thereto, and the relative strength of the foundation for the Company’s ongoing compliance efforts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Basic Adjusted Income per Common Share Guidance,” and “Diluted Adjusted Income Per Common Share,” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

# # #

3

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
REVENUES:
Sales	$428,729	$470,513	$1,287,802	$1,246,825
Other revenues	9,692	11,820	34,865	32,562
	438,421	482,333	1,322,667	1,279,387
COSTS AND EXPENSES:
Cost of sales	82,258	83,160	251,970	250,613
Research and development	93,527	86,439	274,078	294,899
Selling, general and administrative	186,456	161,108	527,962	470,158
Settlement reserve	369,000	—	425,000	—
Impairment charge	—	—	—	12,417
	731,241	330,707	1,479,010	1,028,087

INCOME (LOSS) FROM OPERATIONS	(292,820)	151,626	(156,343)	251,300

OTHER INCOME (EXPENSE):
Interest income	8,868	7,046	23,485	16,736
Interest expense	(5,660)	(4,749)	(15,272)	(13,523)
Write-off of deferred debt issuance costs	—	—	—	(13,105)
Gain on extinguishment of debt	5,319	—	5,319	—
Gain on sale of investment	—	—	5,791	—
Other income (expense), net	2,493	895	3,747	(116)
	11,020	3,192	23,070	(10,008)

INCOME (LOSS) BEFORE INCOME TAXES	(281,800)	154,818	(133,273)	241,292

INCOME TAX EXPENSE	24,963	59,077	102,613	91,567

NET INCOME (LOSS)	$(306,763)	$95,741	$(235,886)	$149,725

BASIC INCOME (LOSS) PER COMMON SHARE	$(4.58)	$1.58	$(3.55)	$2.48

DILUTED INCOME (LOSS) PER COMMON SHARE	$(4.58)	$1.43	$(3.55)	$2.17

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	66,931	60,762	66,398	60,415

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	66,931	67,072	66,398	68,921

Certain reclassifications of prior year amounts have been made to conform to the current year presentation. Amounts reported in prior periods as amortization are included now as a component of cost of sales; amounts previously reported as depreciation (other than depreciation related to facilities used in the production of commercial inventory and previously included in cost of sales) are included as a component of research and development or selling, general and administrative, as appropriate.

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(Unaudited)

	Three Months Ended
	September 30,
	2007		2006

GAAP NET INCOME (LOSS)	$(306,763)		$95,741

Sales adjustments	—		(13,273	)(6)
Cost of sales adjustments	22,255	(1)	20,804	(1)
Research and development adjustments	15,000	(2)	—	(8)
Selling, general and administrative adjustments	—		2,000	(7)(8)
Settlement reserve	369,000	(3)	—
Gain on extinguishment of debt	(5,319	)(4)	—
Income taxes	(21,693	)(5)	(1,278	)(5)(8)
	379,243		8,253

ADJUSTED NET INCOME	$72,480		$103,994

BASIC ADJUSTED INCOME PER COMMON SHARE	$1.08		$1.71

DILUTED ADJUSTED INCOME PER COMMON SHARE	$0.92		$1.55

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	66,931		60,762

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	79,030		67,072

Notes to Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(1)	To exclude the on-going amortization of acquired intangible assets.

(2)	To exclude the recognition of a milestone related to the FDA’s acceptance of our NDA filing for TREANDA® (bendamustine HCl).

(3)	To exclude the additional reserve established for the agreement in principle reached with the U.S. Attorney’s Office in Philadelphia.

(4)	To exclude the forgiveness of a mortgage loan by the Pennsylvania Industrial Development Board (“PIDA”).

(5)

To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in tax assets and liabilities.

(6)	To exclude the U.S. Department of Defense (“DoD”) Tricare program reversal as a result of the U.S. Court of Appeals September 2006 ruling.

(7)	To exclude charges associated with the settlement of the PROVIGIL patent litigation.

(8)

Amounts shown no longer exclude the impact of Financial Accounting Standards Board Statement No. 123(R) “Share Based Payment” (“SFAS 123(R)”). The earnings press release issued on November 2, 2006 reflected adjustments of $3.4 million in each of Research and development and Selling, general and administrative expenses and $2.8 million in Income tax expense related to SFAS 123(R).

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(Unaudited)

	Nine Months Ended September 30,
	2007		2006

GAAP NET INCOME (LOSS)	$(235,886)		$149,725

Sales adjustments	—		(13,273	)(7)
Cost of sales adjustments	64,236	(1)	69,375	(1)
Research and development adjustments	41,500	(2)	45,000	(2)(11)
Selling, general and administrative adjustments	—		9,987	(8)(11)
Settlement reserve	425,000	(3)	—
Impairment charge	—		12,417	(9)
Write-off of deferred debt issuance costs	—		13,105	(10)
Gain on extinguishment of debt	(5,319	)(4)	—
Gain on sale of investment	(5,791	)(5)	—
Income taxes	(40,459	)(6)	(44,060	)(6)(11)
	479,167		92,551

ADJUSTED NET INCOME	$243,281		$242,276

BASIC ADJUSTED INCOME PER COMMON SHARE	$3.66		$4.01

DILUTED ADJUSTED INCOME PER COMMON SHARE	$3.09		$3.52

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	66,398		60,415

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	78,814		68,921

Notes to Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income

(1)

In 2007, to exclude the on-going amortization of acquired intangible assets. In 2006, to exclude the reserve for SPARLON capitalized inventory costs ($8.6 million) and the on-going amortization of acquired intangible assets ($60.8 million).

(2)

In 2007, to exclude charges related to payments for several research and development collaborations ($26.5 million) and the recognition of a milestone related to the FDA’s acceptance of our NDA filing for TREANDA ($15.0 million). In 2006, to exclude charges related to payments for several research and development collaborations.

(3)	To exclude the reserve established for the agreement in principle reached with the U.S. Attorney’s Office in Philadelphia.

(4)	To exclude the forgiveness of a mortgage loan by the PIDA.

(5)	To exclude the pre-tax gain related to the sale of certain investments.

(6)

To reflect the tax effect of pre-tax adjustments at the applicable tax rates and certain other tax adjustments primarily related to changes in valuation allowances and other changes in tax assets and liabilities.

(7)	To exclude the DoD Tricare program reversal as a result of the U.S. Court of Appeals September 2006 ruling.

(8)

To exclude charges associated with the settlement of the PROVIGIL patent litigation ($6.0 million) and employee severance costs associated with the European integration and restructuring ($4.0 million).

(9)	To exclude charges related to the impairment of an intangible asset.

(10)	To exclude the write-off of deferred debt issuance costs related to the Zero Coupon convertible subordinated notes.

(11)

Amounts shown no longer exclude the impact of SFAS 123(R). The earnings press release issued on November 2, 2006 reflected adjustments of $11.6 million in each of Research and development and Selling, general and administrative expenses and $8.8 million in Income tax expense related to SFAS 123(R).

CEPHALON, INC. AND SUBSIDIARIES

“ADJUSTED” CONSOLIDATED SALES DETAIL  *

(In thousands)

(Unaudited)

	Three Months Ended						%
	September 30,						Increase
	2007			2006			(Decrease)
	United			United			United
	States	Europe	Total	States	Europe	Total	States	Europe	Total
Sales:
PROVIGIL	$202,202	$14,904	$217,106	$186,568	$11,081	$197,649	8%	35%	10%
GABITRIL	12,952	881	13,833	13,729	723	14,452	(6)%	22%	(4)%
CNS	215,154	15,785	230,939	200,297	11,804	212,101	7%	34%	9%

ACTIQ	45,946	10,007	55,953	174,147	7,585	181,732	(74)%	32%	(69)%
Generic OTFC	32,689	—	32,689	—	—	—	100%	0%	100%
FENTORA	33,193	—	33,193	—	—	—	100%	0%	100%
Pain	111,828	10,007	121,835	174,147	7,585	181,732	(36)%	32%	(33)%

Other	19,291	56,664	75,955	13,292	50,115	63,407	45%	13%	20%

	$346,273	$82,456	$428,729	$387,736	$69,504	$457,240	(11)%	19%	(6)%

	Nine Months Ended						%
	September 30,						Increase
	2007			2006			(Decrease)
	United			United			United
	States	Europe	Total	States	Europe	Total	States	Europe	Total
Sales:
PROVIGIL	$593,394	$39,171	$632,565	$494,047	$29,219	$523,266	20%	34%	21%
GABITRIL	39,814	6,268	46,082	41,291	3,510	44,801	(4)%	79%	3%
CNS	633,208	45,439	678,647	535,338	32,729	568,067	18%	39%	19%

ACTIQ	157,097	28,638	185,735	452,175	19,213	471,388	(65)%	49%	(61)%
Generic OTFC	97,562	—	97,562	—	—	—	100%	0%	100%
FENTORA	101,224	—	101,224	—	—	—	100%	0%	100%
Pain	355,883	28,638	384,521	452,175	19,213	471,388	(21)%	49%	(18)%

Other	53,867	170,767	224,634	41,661	152,436	194,097	29%	12%	16%

	$1,042,958	$244,844	$1,287,802	$1,029,174	$204,378	$1,233,552	1%	20%	4%

*

For both the three and nine months ended September 30, 2006, amounts exclude the impact of the DoD Tricare program reversal of $13.3 million which reduced GAAP U.S. sales of PROVIGIL, GABITRIL and ACTIQ by $6.9 million, $0.9 million and $5.5 million, respectively.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	December 31,
	2007	2006
CURRENT ASSETS:
Cash and cash equivalents	$661,982	$496,512
Investments	69,101	25,212
Receivables, net	302,748	270,045
Inventory, net	93,399	85,239
Deferred tax assets, net	204,140	184,518
Other current assets	34,626	47,278
Total current assets	1,365,996	1,108,804

PROPERTY AND EQUIPMENT, net	481,508	453,010
GOODWILL	476,605	467,167
INTANGIBLE ASSETS, net	839,255	793,037
DEFERRED TAX ASSETS, net	103,284	118,192
OTHER ASSETS	132,056	105,287
	$3,398,704	$3,045,497

CURRENT LIABILITIES:
Current portion of long-term debt	$1,237,285	$1,023,312
Accounts payable	74,528	90,586
Accrued expenses	685,864	263,478
Total current liabilities	1,997,677	1,377,376

LONG-TERM DEBT	4,373	224,992
DEFERRED TAX LIABILITIES, net	66,864	72,491
OTHER LIABILITIES	103,982	61,178
Total liabilities	2,172,896	1,736,037

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value	693	678
Additional paid-in capital	1,899,761	1,780,749
Treasury stock, at cost	(151,196)	(151,068)
Accumulated deficit	(668,310)	(425,256)
Accumulated other comprehensive income	144,860	104,357
Total stockholders’ equity	1,225,808	1,309,460
	$3,398,704	$3,045,497

Certain reclassifications of prior year amounts have been made to conform to the current year presentation.  The NUVIGIL® (armodafinil) [C-IV] inventory balance of $89.1 million as of December 31, 2006 has been reclassified from inventory to other assets, as we do not presently intend to launch NUVIGIL commercially until around 2010.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(235,886)	$149,725
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred income tax expense	8,750	64,112
Shortfall tax benefits from stock-based compensation	(222)	—
Depreciation and amortization	101,206	94,828
Amortization of debt issuance costs	180	387
Write-off of debt issuance costs associated with convertible subordinated notes	—	13,105
Stock-based compensation expense	34,940	32,436
Gain on extinguishment of debt	(5,319)	—
Gain on sale of investment	(5,791)	—
Loss on disposals of property and equipment	2,873	2,368
Impairment charge	—	12,417
Changes in operating assets and liabilities:
Receivables	(26,218)	(30,818)
Inventory	(1,881)	15,761
Other assets	(28,552)	(43,731)
Accounts payable and accrued expenses	380,776	(45,820)
Other liabilities	49,465	(13,580)
Net cash provided by operating activities	274,321	251,190

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(70,887)	(97,122)
Acquisition of intangible assets	(99,152)	(115,000)
Proceeds from sale of investment	12,291	—
Sales and (purchases) of available-for-sale investments, net	(43,186)	242,660
Net cash provided by (used for) investing activities	(200,934)	30,538

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	74,375	112,794
Windfall tax benefits from stock-based compensation	9,934	21,912
Acquisition of treasury stock	(128)	(433)
Payments on and retirements of long-term debt	(2,902)	(2,528)
Net cash provided by financing activities	81,279	131,745

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	10,804	11,830

NET INCREASE IN CASH AND CASH EQUIVALENTS	165,470	425,303

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	496,512	205,060

CASH AND CASH EQUIVALENTS, END OF PERIOD	$661,982	$630,363

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income (Loss) per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2007			December 31, 2008

Projected GAAP basic income (loss) per common share	$(3.08)	—	$(2.98)	$4.13	—	$4.23

Amortization of current intangibles	$1.35	—	$1.35	$1.52	—	$1.52
Research and development adjustments	$0.62	—	$0.62	$—	—	$—
Settlement reserve	$6.38	—	$6.38	$—	—	$—
Gain on extinguishment of debt	$(0.08)	—	$(0.08)	$—	—	$—
Gain on sale of investment	$(0.09)	—	$(0.09)	$—	—	$—
Tax effect of pre-tax adjustments at the applicable tax rates *	$(0.65)	—	$(0.65)	$(0.55)	—	$(0.55)

Basic adjusted income per common share guidance	$4.45	—	$4.55	$5.10	—	$5.20

* For the twelve months ended December 31, 2007, we have not yet recognized a tax benefit for the settlement reserve due to the uncertainty associated with the tax treatment of any potential settlement.

The company’s 2007 guidance is being issued based on certain assumptions including:

•	Adjusted effective tax rate of approximately 36 to 37 percent; and
•	Weighted average number of common shares outstanding of 66.6 million shares for the twelve months ended December 31, 2007.

The company’s 2008 guidance is being issued based on certain assumptions including:

•	Entrance into the market of an additional generic version of ACTIQ by mid-2008;
•	Approval of TREANDA and mid-2008 launch;
•	Reduction of interest income by $20 million resulting from payment of the settlement with the U.S. Attorney’s Office;
•	Adjusted effective tax rate of approximately 36 to 37 percent; and
•	Weighted average number of common shares outstanding of 67.5 million shares for the twelve months ended December 31, 2008.